Exhibit 16.1

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Ceres Tactical Macro L.P.’s (formerly, Managed Futures Premier Macro L.P.) Form 8-K/A, amending the Current Report on Form 8-K filed on December 7, 2016, and have the following comments:

1.	We agree with the statements made in Item 4.01(a).

2.	We have no basis on which to agree or disagree with the statements made in Item 4.01(b).

Yours truly,

/s/ Deloitte & Touche LLP

New York, New York

March 28, 2017